Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

December 31, 2025

Financial Information
and
Portfolio Information

Modiv Industrial, Inc.
Supplemental Information - Fourth Quarter 2025

About the Data
This data and other information described herein are as of and for the three months ended December 31, 2025 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Industrial, Inc.'s. Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 25, 2026, including the financial statements and management's discussion and analysis of financial condition and results of operations.
Forward-Looking Statements
Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, changes in the rate of inflation and interest rates, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and dispositions and the timing of any acquisitions and dispositions, supply-chain disruptions, tariffs and negative impacts associated with foreign policy actions implemented by the United States. These and other risks, assumptions, and uncertainties are described in our filings with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Industrial, Inc. (NYSE:MDV) (“Modiv Industrial”, the “Company”, “we”, “us” and “our”) is a real estate investment trust (“REIT”) that acquires, owns and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation's supply chains. For more information, please visit: www.modiv.com.
Modiv Industrial strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

Management Team:	Independent Directors:

Aaron S. Halfacre	Thomas H. Nolan, Jr.
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Christopher R. Gingras
Chief Financial Officer and Secretary
Kimberly Smith
John C. Raney
Chief Operating Officer and General Counsel	Connie Tirondola

Investor Inquiries:
management@modiv.com
Transfer Agent:
Broadridge Corporate Issuer Solutions
51 Mercedes Way
Edgewood, NY 11717-8309
Attn: IWS
866-557-4239

Modiv Industrial Announces Fourth and Full Year 2025 Results

Denver, CO, March 25, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the fourth quarter and full year ended December 31, 2025.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial.

“Groundhog days…

Son of a diddly! When we last spoke a smidge over 60 days ago it was looking like REITs might have their day in the sun. Sure enough, by late February the REIT market was up nicely. However, if the REIT rally was Punxsutawney Phil, then it saw the shadow of inflation and the clouds of war and hurried back into its burrow for a continued REIT market winter – giving back all the gains garnered the last two months. The markets are clearly in tumult right now and no one really knows what things will look like down the road. There are A LOT of opinions out there ranging from fantastic to fatalistic to fatal. What is likely certain in the interim is the day in, day out, grind of doing little things with patience while the bigger things play themselves out on the world stage. I’ll take the half full narrative here and tell you that Modiv is really good at the repetitive monotony of groundhog days…we’ve been dealing with wars, tariffs and higher rates for the entire time we’ve been public…say it with me – grit, grind, get it done!

Though it feels a bit like ancient history, let me share with you the results from 2025. Fourth quarter 2025 net income attributable to common stockholders was $0.4 million. Fourth quarter AFFO of $4.0 million. Full year 2025 net loss attributable to common stockholders was $2.1 million, or $(0.31) per diluted share. Full year 2025 AFFO of $17.2 million, or $1.38 per diluted share, increased $2.3 million or 15.0% over 2024 AFFO. As we previously disclosed, we completed the $26.0 million sale of our property in Issaquah, Washington and repaid the related $18.3 million mortgage.

I will be upfront and tell you that first quarter of 2026 was an odd one. When we sent out our January 20th strategic update, we informed you of a handful of items to include 1) the extension of our credit facility to 2028; 2) the acquisition of the remaining minority interest in our property located in Santa Clara, CA that is leased to Fujifilm; and 3) that we were under contract to sell the vacant property located in St. Paul, MN (which closes next week). In the past 60 days the only real addition we have to that list is to inform you that we are under contract, with over $400k hard earnest money deposit, to sell our property located in Melbourne, FL that is leased to Northrop Grumman. The closing for that transaction will occur in the second quarter. All of these activities feed into our recycling initiative, but we had hoped to have been busier – so you might be asking what else was at play to make the quarter different.

Shortly after our January 20th press release we received multiple inquiries of interest, including two unsolicited offers, from a varied assortment of parties. One of those unsolicited offers presented a potentially compelling upside for our investors so we expended considerable time and energy diving into the art of the possible. Ultimately, we concluded that we couldn’t confidently see a secure path forward at that moment and chose to step back from the discussions. Mind you, this decision was made before it became abundantly clear that the REIT market was going to have to find safe passage through the Strait of High Rates.

As you can imagine that activity consumed a good portion of the quarter which marginally delayed our recycling initiative, but regardless of what the future holds, we feel sharper and stronger for it. We won’t, and can’t, get into any more specifics at this time but know that we remain devoutly focused on our goal of maximizing shareholder value and all decisions are framed relative to it. The math is simple – we will spend as much time as needed when we see an opportunity where the upside is potentially better (and sooner) than what we can achieve through recycling the portfolio, persisting in the markets and paying monthly dividends to each of you.

All that said, you might be asking yourself what these potential suitors see in us that the daily priced stock market doesn’t (yet) reflect. Personally, I believe they see a synergistic plug and play portfolio that currently has ~14 years of lease duration, ~2.5% annual rent bumps, ~10x EBITDAR to rent coverage, ~2x fixed charge coverage, ~28% true investment grade exposure, durable manufacturing tenancy, and a landscape where the other small cap industrial REITs have already been consumed (e.g. PLYM, PKST). However, what they shouldn’t see is desperation, neediness, weakness or capitulation. What we see, given our $22.19 net asset value per share based on our most recent (1/31/26) external appraisal, is a path toward a potential win-win scenario for BOTH a buyer AND our investors and that is why we remain patient as we focus on our asset recycling. We might be a wee tugboat traversing the high seas right now, but we are armor clad and your captain is hellbent on arriving to the port of maximum value.

So, with that I will let you get back to your popcorn as we all watch the capital markets show on the big screen.

Modivated.” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on March 25, 2026, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, to discuss the fourth quarter and full year ended December 31, 2025 operating results and answer questions.

Live conference call: 1-800-717-1738 or 1-646-307-1865 at 4:30 p.m. Eastern Time, March 25, 2026

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1756899&tp_key=bdb079fc1b or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our future financial performance, annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated March 25, 2026 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

FFO, AFFO and Adjusted EBITDA are measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

Modiv Industrial, Inc.
Consolidated Statements of Operations - Last Five Quarters

(dollars in thousands, except share/unit and per share/unit data)(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenue:
Rental (1)	$11,008	$11,321	$11,767	$11,727	$11,664
Other property	66	366	66	66	66
Total revenue	11,074	11,687	11,833	11,793	11,730

Expenses:
General and administrative	1,246	1,370	1,202	1,993	1,261
Stock compensation (2)	810	811	810	484	65
Depreciation and amortization (3)	3,695	3,746	3,828	3,818	4,164
Property	870	916	828	846	910
Impairment of real estate investment property (4)	1,814	—	4,000	—	—
Total expenses	8,435	6,843	10,668	7,141	6,400
Gain on sale of real estate investments (5)	2,436	—	—	84	—
Operating income	5,075	4,844	1,165	4,736	5,330

Other income (expense):
Interest and other income (6)	760	38	33	62	68
Income from unconsolidated investment in a real estate property	245	249	185	79	75
Interest expense, net of unrealized gain or loss on interest rate swaps and derivative settlements (1)(7)	(4,799)	(4,054)	(4,016)	(4,048)	(3,706)
Loss on equity investments	—	—	—	—	(125)
Other expense, net	(3,794)	(3,767)	(3,798)	(3,907)	(3,688)

Net income (loss)	1,281	1,077	(2,633)	829	1,642
Less: net (income) loss attributable to noncontrolling interests in Operating Partnership	(68)	(29)	611	—	(87)
Net income (loss) attributable to Modiv Industrial, Inc.	1,213	1,048	(2,022)	829	1,555
Preferred stock dividends	(784)	(795)	(796)	(827)	(922)
Net income (loss) attributable to common stockholders	$429	$253	$(2,818)	$2	$633

Earnings (loss) per share attributable to common stockholders:
Basic (8)	$0.02	$—	$(0.32)	$(0.01)	$0.07
Earnings (loss) per share attributable to common stockholders and Class C OP Units:
Diluted (8)	$0.02	$—	$(0.32)	$(0.01)	$0.07

Weighted-average number of common shares outstanding:
Basic	10,280,568	10,197,942	10,123,721	9,972,967	9,715,467
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted (9)	11,873,896	11,791,270	11,717,049	11,317,765	11,021,876

Distributions declared per common share	$0.2925	$0.2925	$0.2925	$0.2925	$0.2875
(1)    Rental income includes tenant reimbursements primarily for property expenses. The decrease in the third and fourth quarter of 2025 is primarily due to Costco’s lease expiration on July 31, 2025 and Solar Turbines lease expiration on September 30, 2025. During the fourth quarter of 2025, we completed the sale of our office property in Issaquah, Washington formerly leased to Costco for $26.0 million, which included the sale price of $25.6 million and $0.4 million of extension fees. In conjunction with the sale, we repaid the $18.3 million mortgage note secured by the property and paid a $0.7 million loan prepayment fee, which is included in interest expense, net of unrealized gain or loss on interest rate swaps and derivative instruments.

(2)    During the first quarter of 2025, a total of 895,043 Class X OP Units were awarded to our employees. Stock compensation expense for the fourth quarter of 2024 reflects the portion of independent directors’ fees that were paid in common stock.
(3)    The decrease in depreciation and amortization beginning in the first quarter of 2025 is primarily due to no longer recognizing depreciation and amortization expense for the real estate investments of our office property in Issaquah, Washington formerly leased to Costco upon classifying it as held for sale as of December 31, 2024.
(4)    We recorded impairment charges of $5.8 million in aggregate related to our property and equipment in Saint Paul, Minnesota during the second and fourth quarters of 2025. We determined that impairment charges were required based on market conditions at the time and represented the excess of the assets' carrying value over the assets’ estimated sale price less estimated selling costs. In December 2025, we entered into a purchase and sale agreement for the property and equipment for $4.0 million and the buyer deposited a $0.3 million non-refundable deposit. In January 2026, the parties amended the purchase and sale agreement, increasing the purchase price to $4.1 million and allowing for an option to extend the closing date to March 31, 2026 with the buyer depositing an additional $1.7 million of non-refundable deposits, which the Company has received.
(5)    The gain for the fourth quarter of 2025 relates to the sale of our office property in Issaquah, Washington formerly leased to Costco. The gain for the first quarter of 2025 relates to the sale of our industrial property in Endicott, New York.
(6)    Other income for the fourth quarter of 2025 includes $0.7 million of proceeds from the settlement of property-related insurance claims.
(7)    Interest expense includes amortization of off-market interest rate derivatives, accrued interest receivable related to the off-market derivatives, unrealized gains and losses on interest rate swaps and is net of derivative settlements as shown below (in thousands).

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Derivative cash settlements	$(996)	$(1,210)	$(1,195)	$(1,180)	$(1,253)
Amortization of off-market interest rate derivatives (a)	$1,046	$1,045	$1,034	$784	$—
Accrued interest from December 31, 2024 to respective swap execution date (a)	$—	$—	$—	$291	$—
Amortization of unrealized gain on interest rate swap valuation (b)	$(256)	$(256)	$(253)	$(250)	$(255)
Unrealized loss on non-designated or ineffective interest rate derivative instruments, net (b)	$—	$—	$—	$—	$50
(a)     In January 2025, we, through our Operating Partnership, entered into two swap agreements, effective December 31, 2024, for $125.0 million each, for an aggregate of $250.0 million, which fixed the secured overnight financing rate for the year ended December 31, 2025 at 2.45%, resulting in a fixed rate of 4.25% based on our leverage ratio. We paid aggregate premiums of $4.2 million, including accrued interest receivable of $0.3 million, to buy down the fixed rate below the market rate, which was a derivative that was recorded as an asset on our balance sheet and amortized over the 12 months ended December 31, 2025, increasing interest expense. We designated the pay-fixed, receive-floating interest rate swaps as cash flow hedges and therefore the change in fair value of $1.0 million, $1.1 million, $0.8 million and $1.0 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively, was recorded as accumulated other comprehensive income in our balance sheet, not as an increase to interest expense.
(b)    For derivative instruments that are not deemed effective or are not designated as cash flow hedges, unrealized loss results in an increase in interest expense and the unrealized gain decreases interest expense. For derivative instruments that were designated as a cash flow hedge and later deemed ineffective, any unrealized gain is amortized on a straight-line basis, as a reduction to interest expense.
(8)     While net income attributable to common stockholders was $2,000 for the first quarter of 2025, earnings (loss) per share is $(0.01) for the period because distributions paid to Class X OP Units are deducted in calculating earnings (loss) per share.
(9)     The weighted average dilutive effect of 895,043 Class X OP Units for each of the three months ended December 31, 2025, September 30, 2025 and June 30, 2025 and 524,660 Class X OP Units for the three months ended March 31, 2025 was excluded from diluted net income (loss) per share attributable to common stockholders and noncontrolling interests, as the effect would have been antidilutive. During the three months ended March 31, 2025, a total of 895,043 Class X OP Units were awarded to our employees.

Modiv Industrial, Inc.
Consolidated Statements of Comprehensive Income - Last Five Quarters

(dollars in thousands)(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss)	$1,281	$1,077	$(2,633)	$829	$1,642
Other comprehensive income (loss): cash flow hedge adjustments
Amortization of unrealized holding gain on interest rate swap (1)	(256)	(256)	(253)	(250)	(255)
Unrealized loss on interest rate derivatives (1)	(963)	(1,140)	(840)	(966)	—
Amortization of off-market interest rate derivatives (1)	1,046	1,045	1,034	784	—
Comprehensive income (loss)	1,108	726	(2,692)	397	1,387

Comprehensive (income) loss attributable to noncontrolling interest in Operating Partnership	(34)	39	631	68	(56)
Comprehensive income (loss) attributable to Modiv Industrial, Inc.	$1,074	$765	$(2,061)	$465	$1,331
(1)    As discussed in footnote (7) to the Consolidated Statements of Operations above, (i) for derivative instruments that were designated as a cash flow hedge and later deemed ineffective, any unrealized gain is amortized on a straight-line basis, as a reduction to interest expense and offset to comprehensive income (loss), (ii) for effective derivative instruments designated as a cash flow hedge, the change in fair value is recorded in other comprehensive income, and (iii) premiums paid to buy down the fixed rate below the market rate were amortized over the 12 months ended December 31, 2025, and increased interest expense and offset comprehensive income (loss).

Modiv Industrial, Inc.
Earnings (Loss) Per Share - Last Five Quarters

(dollars in thousands, except shares/units and per share/unit data)(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss)	$1,281	$1,077	$(2,633)	$829	$1,642
Net (income) loss attributable to noncontrolling interest in Operating Partnership (1)	(15)	(1)	503	—	(85)
Preferred stock dividends	(784)	(795)	(796)	(827)	(922)
(Loss) gain on repurchases of preferred stock	(22)	—	(13)	29	—
Class X OP Unit distributions	(263)	(261)	(262)	(163)	—
Net income (loss) available to common stockholders used in basic net income (loss) per share	197	20	(3,201)	(132)	635
Net income (loss) attributable to noncontrolling interest in Operating Partnership	15	1	(503)	—	85
Net income (loss) available to common stockholders and noncontrolling interests used in diluted net income (loss) per share/unit	$212	$21	$(3,704)	$(132)	$720

Weighted average shares of Common Stock outstanding - basic	10,280,568	10,197,942	10,123,721	9,972,967	9,715,467
Class C OP Units (2)	1,593,328	1,593,328	1,593,328	1,344,798	1,306,409
Weighted average shares and units outstanding - diluted (3)	11,873,896	11,791,270	11,717,049	11,317,765	11,021,876

Earnings (loss) per share attributable to common stockholders:
Basic	$0.02	$—	$(0.32)	$(0.01)	$0.07
Earnings (loss) per share attributable to common stockholders and Class C OP Units:
Diluted	$0.02	$—	$(0.32)	$(0.01)	$0.07

(1)    Each share of Class C Common Stock and Class C OP Unit have the same participation in earnings (loss) and therefore Class C OP Units are included in the weighted average shares and units outstanding to calculate diluted earnings (loss) per share. Losses are not allocated to the Class X OP Units because they have not vested and do not have a contractual obligation to share in our losses. As such, net loss attributable to noncontrolling interest in Operating Partnership represents net loss allocated to Class C OP Units, which is different than the amount presented on the statements of operations and equity for the three month periods that include net loss allocated to Class X OP Units. Net (income) loss attributable to noncontrolling interest in Operating Partnership for the three month periods is calculated using the three month weighted average shares/units, whereas the net (income) loss attributable to noncontrolling interest in Operating Partnership presented on the statements of operations and equity for the three month periods are calculated for the year-to-date period less the prior quarter’s year-to-date net (income) loss attributable to noncontrolling interest in Operating Partnership, which can result in a different amount.
(2)    During the three months ended March 31, 2025, we acquired an industrial property whereby the seller received 344,119 Class C OP Units.
(3)    Class C OP Units are included in the weighted average shares and units outstanding to calculate diluted earnings (loss) per share as each Class C Common Share and Class C OP Unit have the same participation in earnings (loss). The weighted average dilutive effect of 895,043 Class X OP Units for each of the three months ended December 31, 2025, September 30, 2025 and June 30, 2025 and 524,660 Class X OP Units for the three months ended March 31, 2025 is not included in calculating earnings (loss) per share as the effect would have been antidilutive. During the three months ended March 31, 2025, a total of 895,043 Class X OP Units were awarded to our employees.

Modiv Industrial, Inc.
FFO and AFFO - Last Five Quarters

(dollars in thousands, except shares/units and per share/unit data)(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss) (in accordance with GAAP)	$1,281	$1,077	$(2,633)	$829	$1,642
Preferred stock dividends	(784)	(795)	(796)	(827)	(922)
Net income (loss) attributable to common stockholders and OP Unit holders	497	282	(3,429)	2	720
FFO adjustments:
Depreciation and amortization of real estate properties	3,695	3,746	3,828	3,818	4,163
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	189	189	189
Impairment of real estate investment property	1,814	—	4,000	—	—
Gain on sale of real estate investments, net	(2,436)	—	—	(84)	—
FFO attributable to common stockholders and OP Unit holders	3,759	4,217	4,588	3,925	5,072
AFFO adjustments:
Stock compensation expense (1)	810	811	810	484	65
Amortization and write off of deferred financing costs	157	157	158	157	529
Abandoned pursuit costs	17	126	—	—	—
Amortization of deferred rents	(1,235)	(1,241)	(1,269)	(1,303)	(1,337)
Amortization of unrealized holding gain, net of unrealized loss on non-designated or ineffective interest rate derivative instruments	(256)	(256)	(253)	(250)	(205)
Amortization of off-market interest rate derivatives and reduction for accrued interest (2)	1,046	1,045	1,034	1,075	—
Loss on early extinguishment of debt	768	—	—	—	—
Amortization of (below) above market lease intangibles, net	(217)	(213)	(212)	(212)	(211)
Proceeds from the settlement of property-related insurance claims	(684)	—	—	—	—
Loss on equity investments	—	—	—	—	125
Other adjustments for unconsolidated investment in a real estate property	(128)	(135)	(78)	36	29
AFFO attributable to common stockholders and OP Unit holders	$4,037	$4,511	$4,778	$3,912	$4,067

Weighted Average Shares/Units Outstanding:
Fully diluted (3)	12,768,939	12,686,313	12,612,092	11,842,425	11,021,876

FFO Per Share/Unit:
Fully diluted	$0.29	$0.33	$0.36	$0.33	$0.46

AFFO Per Share/Unit:
Fully diluted	$0.32	$0.36	$0.38	$0.33	$0.37
(1)    During the three months ended March 31, 2025, a total of 895,043 Class X OP Units were awarded to our employees. Stock compensation expense for the three months ended December 31, 2024 reflects the portion of independent directors’ fees that were paid in common stock.
(2)    In January 2025, we, through our Operating Partnership, entered into two swap agreements, effective December 31, 2024, for $125.0 million each, for an aggregate of $250.0 million which fixed the secured overnight financing rate for the year ended December 31, 2025 at 2.45%, resulting in a fixed rate of 4.25% based on our leverage ratio. We paid aggregate premiums of $4.2 million, including accrued interest receivable of $0.3 million, to buy down the fixed rate below the market rate, which was a derivative that was recorded as an asset on our balance sheet and amortized over the 12 months ended December 31, 2025, increasing interest expense.
(3)    The weighted average shares/units outstanding - diluted includes the weighted average dilutive effect of the Class C and Class X OP Units (which are excluded from the weighted average shares/units outstanding in calculating earnings (loss) per share in the unaudited condensed consolidated statement of operations since the Class X OP Units are antidilutive).

Modiv Industrial, Inc.
Adjusted EBITDA - Last Five Quarters

(dollars in thousands)(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss) (in accordance with GAAP)	$1,281	$1,077	$(2,633)	$829	$1,642
Depreciation and amortization of real estate properties	3,695	3,746	3,828	3,818	4,163
Depreciation and amortization for unconsolidated investment in a real estate property (1)	189	189	189	189	189
Interest expense, net of unrealized gain or loss on interest rate swaps and derivative settlements	4,799	4,054	4,016	4,048	3,706
Interest expense for unconsolidated investment in real estate property (1)	91	92	92	94	94
Impairment of real estate investment property	1,814	—	4,000	—	—
Proceeds from the settlement of property-related insurance claims	(684)	—	—	—	—
Stock compensation expense	810	811	810	484	65
Gain on sale of real estate investments, net	(2,436)	—	—	(84)	—
Abandoned pursuit costs	17	126	—	—	—
Loss on equity investments	—	—	—	—	125
Adjusted EBITDA	$9,576	$10,095	$10,302	$9,378	$9,984

Annualized adjusted EBITDA	$38,304	$40,380	$41,206	$37,512	$39,936

Net debt:
Consolidated debt (2)	$262,070	$280,502	$280,642	$280,781	$280,918
Debt of unconsolidated investment in real estate property (3)	8,767	8,831	8,893	8,912	9,017
Consolidated cash and restricted cash	(14,381)	(9,947)	(5,814)	(6,165)	(11,530)
Cash of unconsolidated investment in real estate property (3)	(169)	(225)	(607)	(326)	(435)
Net debt	$256,287	$279,161	$283,114	$283,202	$277,970

Net debt / Adjusted EBITDA	6.7x	6.9x	6.9x	7.5x	7.0x
(1)    Reflects our approximate 72.7% tenant-in-common interest (“TIC Interest”). On January 16, 2026, we acquired the 27.3% remaining TIC interest for $9.6 million, giving us 100% ownership and control of the property.
(2)    Decrease at December 31, 2025 reflects repayment of the mortgage on our Issaquah, Washington property in connection with the sale of the property on December 15, 2025.
(3)     Reflects our approximate 72.7% pro rata share of the mortgage note payable and cash of our unconsolidated TIC Interest at December 31, 2025.

Modiv Industrial, Inc.
Leverage Ratio

(dollars in thousands)(unaudited)
We calculate our leverage ratio in conformance with the definition used in our KeyBank credit facility as set forth below.

	December 31, 2025	December 31, 2024
Total Asset Value
Cash, cash equivalents, and restricted cash	$14,381	$11,530
Borrowing base value	493,590	489,540
Other real estate value (1)	58,731	76,825
Pro-rata share of unconsolidated investment in a real estate property	34,197	31,846
Total asset value	$600,899	$609,741

Indebtedness
Credit facility term loan	$250,000	$250,000
Mortgage debt (2)	12,070	30,918
Pro-rata share of unconsolidated investment in a real estate property	8,767	9,017
Total indebtedness	$270,837	$289,935

Leverage Ratio	45.1%	47.6%

(1) Decrease reflects the sale of our Issaquah, Washington property in December 2025, partially offset by the acquisition of a property in the Jacksonville, Florida MSA in March 2025.
(2)    Decrease at December 31, 2025 reflects repayment of the mortgage on our Issaquah, Washington property in connection with the sale of the property on December 15, 2025.

Modiv Industrial, Inc.
Capitalization as of December 31, 2025

(dollars in thousands, except shares and per share data and OP Units and per OP Unit data)(unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$42,538
% of Total Capitalization	9%

COMMON EQUITY
Shares of Class C Common Stock	10,299,390
Class C and X OP Units	2,488,371
Total Class C Common Stock and Class C OP Units	12,787,761
Price Per Share / Unit at December 31, 2025	$14.39
IMPLIED EQUITY MARKET CAPITALIZATION	$184,016
% of Total Capitalization	38%

DEBT
Mortgage Debt
Taylor Fresh Foods Property	12,070
Total Mortgage Debt	$12,070
KeyBank Credit Facility
Revolver (1)	—
Term Loan (2)	250,000
Total Credit Facility	250,000
TOTAL DEBT	$262,070
% of Total Capitalization	53%
% of Total Debt - Floating Rate Debt	—%
% of Total Debt - Fixed Rate Debt (2) (3)	100%
ENTERPRISE VALUE
Total Capitalization	$488,624
Less: Cash, Cash Equivalents, and Restricted Cash	(14,381)
Enterprise Value	$474,243
(1)    In December 2024, we exercised our right to reduce our Revolver line of credit from $150.0 million to $30.0 million in order to save $0.3 million in annual unused fees.
(2)    In January 2026, we entered into three new swap agreements, effective December 31, 2025, for $83.3 million each, for an aggregate of $250.0 million, corresponding to the Term Loan, which will fix SOFR for the year ending December 31, 2026 to 2.45%, resulting in a fixed rate of 4.15% based on our leverage ratio of 45.1% as of December 31, 2025. We paid aggregate premiums of $2.7 million, including accrued interest receivable of $0.1 million, to buy down the fixed rate below the prevailing market rate.
(3)    After taking into account the January 16, 2026 amendment to our Credit Agreement, the weighted average interest rate for the $262.1 million total debt outstanding was 4.14% as of December 31, 2025.

Modiv Industrial, Inc.
Consolidated Balance Sheets

(dollars in thousands, except shares and per share data)(unaudited)

	As of December 31,
	2025	2024
Assets
Real estate investments:
Land	$98,175	$98,009
Buildings and improvements	383,540	386,102
Equipment	—	4,429
Tenant origination and absorption costs	13,638	13,194
Total investments in real estate property	495,353	501,734
Accumulated depreciation and amortization	(73,208)	(59,524)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	422,145	442,210
Unconsolidated investment in a real estate property	9,437	9,324
Total real estate investments, net, excluding real estate investments held for sale, net	431,582	451,534
Real estate investments held for sale, net	3,901	22,372
Total real estate investments, net	435,483	473,906
Cash and cash equivalents	14,381	11,530
Tenant deferred rent and other receivables	23,436	18,460
Above-market lease intangibles, net	1,169	1,240
Prepaid expenses and other assets	1,988	2,693
Total assets	$476,457	$507,829
Liabilities and Equity
Mortgage notes payable, net	$11,994	$30,777
Credit facility term loan, net	249,489	248,999
Accounts payable, accrued and other liabilities	3,831	4,035
Distributions payable	2,031	1,994
Below-market lease intangibles, net	7,067	7,948
Other liabilities related to real estate investments held for sale	—	26
Total liabilities	274,412	293,779

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value; $25.00 per share liquidation preference; 1,701,500 shares authorized and outstanding as of December 31, 2025 and 2,000,000 shares authorized and outstanding as of December 31, 2024	2	2
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 10,766,709 shares issued and 10,299,390 shares outstanding as of December 31, 2025, and 10,404,211 shares issued and 9,936,892 outstanding as of December 31, 2024	11	10
Additional paid-in-capital	337,028	349,479
Treasury stock, at cost, 467,319 shares held as of each December 31, 2025 and 2024	(7,112)	(7,112)
Cumulative distributions and net losses	(168,100)	(154,074)
Accumulated other comprehensive income	919	1,841
Total Modiv Industrial, Inc. equity	162,748	190,146
Noncontrolling interests in the Operating Partnership	39,297	23,904
Total equity	202,045	214,050
Total liabilities and equity	$476,457	$507,829

Modiv Industrial, Inc.
Debt Overview

(dollars in thousands)(unaudited)

	Outstanding Balance
Collateral	December 31, 2025	December 31, 2024	Interest Rate		Loan Maturity
Mortgage Notes:
Costco property	$—	$18,589	N/A		N/A	(6)
Taylor Fresh Foods property	12,070	12,329	3.85%	(2)	11/01/2029
	12,070	30,918
Less unamortized deferred financing costs	(76)	(141)
Mortgage notes payable, net	11,994	30,777

KeyBank Credit Facility (1)
Revolver	—	—	5.44%	(3)	07/18/2028	(7)
Term loan	250,000	250,000	4.15%	(4)	07/18/2028	(7)
Total Credit Facility	250,000	250,000
Less unamortized deferred financing costs	(511)	(1,001)
	249,489	248,999
Total debt, net	$261,483	$279,776	4.27%	(5)

(1)    Our $280.0 million Credit Facility is comprised of a $30.0 million Revolver and a $250.0 million Term Loan. As of the filing date of this Supplemental Data, the $250.0 million Term Loan is fully drawn and the Revolver has no amounts outstanding.
(2)    Contractual fixed rate.
(3)    The interest rate on the Revolver is based on our leverage ratio at the end of the prior quarter. With our leverage ratio at 45.1% as of December 31, 2025, the spread over the SOFR was 175 basis points and the interest rate on the Revolver was 5.4375% as of February 26, 2026. We also pay an annual unused fee of up to 25 basis points on the Revolver, based on the daily amount of the unused commitment.
(4)    In January 2026, we entered into three new swap agreements, effective December 31, 2025, for $83.3 million each, for an aggregate of $250.0 million, corresponding to the Term Loan, which will fix SOFR for the year ending December 31, 2026 to 2.45%, resulting in a fixed rate of 4.15% based on our leverage ratio of 45.1% as of December 31, 2025. We paid aggregate premiums of $2.7 million, including accrued interest receivable of $0.1 million, to buy down the fixed rate below the prevailing market rate. The buydown premium is a derivative that will be recorded as an asset on our balance sheet as of January 31, 2026 and amortized over the 12 months ending December 31, 2026, increasing interest expense.
(5)    After taking into account the January 16, 2026 amendment to our Credit Agreement, the weighted average interest rate for the $262.1 million total debt outstanding was 4.14% as of December 31, 2025.
(6)     During the fourth quarter of 2025, we completed the sale of our office property in Issaquah, Washington formerly leased to Costco for $26.0 million, which included the sale price of $25.6 million and $0.4 million of extension fees. In conjunction with the sale, we repaid the $18.3 million mortgage note secured by the property and paid a $0.7 million loan prepayment fee, which is included in interest expense, net of unrealized gain or loss on interest rate swaps and derivative instruments.
(7)    On January 16, 2026, we entered into an agreement to amend the Credit Agreement to extend the maturity date of the credit facility eighteen months to July 18, 2028.

Modiv Industrial, Inc.
Covenants

(dollars in thousands)(unaudited)
Credit Facility and Mortgage Notes Covenants
The following is a summary of key financial covenants for our credit facility and mortgage notes, as defined and calculated per the terms of the facility's Credit Agreement and the mortgage notes' governing documents, respectively, which are included in our filings with the SEC. These calculations, which are not based on U.S. Generally Accepted Accounting Principles (“GAAP”) measurements are presented to demonstrate that as of December 31, 2025, we are in compliance with the covenants.

Unsecured Credit Facility Covenants	Required	December 31, 2025
Maximum leverage ratio	<60%	45.1%
Minimum fixed charge coverage ratio	>1.50x	1.93
Maximum secured indebtedness ratio	40%	3%
Minimum consolidated tangible net worth	$225,676	$275,662
Weighted average lease term (years) (1)	7	15
(1) The weighted average lease term above only reflects the 35 properties that are included in the Credit Facility borrowing base.

Mortgage Notes Key Covenants	Debt Service Coverage Ratio	December 31, 2025
Taylor Fresh Foods property	1.5	2.3

Modiv Industrial, Inc.
Real Estate Acquisitions

(dollars in thousands)(unaudited)
The following table summarizes our property acquisition activity from October 1, 2024 through December 31, 2025:

Tenant and Location	Property Type	Acquisition Date	Leasable Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Science First, Yulee, FL	Industrial	March 2025	48,589	7.8	(1)	6,100	8.0%	8.7%
(1)    Annual increase is unadjusted annual percentage change in the Consumer Price Index as published by the U.S. Bureau of Labor Statistics Consumer Price Index as published by the U.S. Bureau of Labor Statistics. Weighted average cap rate assumes 3.0% annual increases.

Modiv Industrial, Inc.
Real Estate Dispositions

(dollars in thousands)(unaudited)
The following table summarizes our property disposition activity from October 1, 2024 through December 31, 2025.

Tenant and Location	Property Type	Disposition Date	Leasable Area (Square Feet)	Disposition Price	Cap Rate
Producto, Endicott, NY (1)	Industrial	February 2025	31,262	2,362	7.4%
Vacant, Issaquah, WA (2)	Office	December 2025	97,191	25,975	NA
			128,453	$28,337
(1)    In connection with this sale, the lease for our property in Jamestown, New York with another Producto subsidiary was amended to increase the base rent by $2,500 per month effective March 1, 2025.
(2)    Property was formerly leased to Costco. The disposition price includes $0.4 million of extension fees.

Modiv Industrial, Inc.
Top 20 Tenants

(dollars in thousands)(unaudited)

Tenant	ABR	ABR as a Percentage of Total Portfolio	Leased Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Lindsay	$5,476	14%	755,281	17%
KIA of Carson	4,303	11%	72,623	2%
State of CA OES	2,697	7%	106,592	2%
AvAir	2,460	6%	162,714	4%
Valtir	1,940	5%	293,612	7%
3M	1,927	5%	410,400	9%
FUJIFILM Dimatix (72.71% TIC) (1)	1,863	5%	94,101	2%
Taylor Fresh Foods	1,714	5%	216,727	5%
Pacific Bearing	1,560	4%	208,692	5%
Titan	1,506	4%	218,696	5%
Northrop Grumman	1,352	4%	107,419	2%
Vistech	1,305	3%	335,525	8%
SJE	1,285	3%	131,573	3%
SixAxis	1,228	3%	213,513	5%
Husqvarna	968	2%	64,637	1%
WSP USA	944	2%	37,449	1%
Summit Steel	881	2%	116,560	3%
L3 Harris	853	2%	46,214	1%
Arrow-TruLine	825	2%	206,155	4%
Labcorp Early Development Laboratories	687	2%	20,800	1%
Total Top 20 Tenants	$35,774	91%	3,819,283	87%
(1)    Reflects our approximate 72.7% TIC Interest. On January 16, 2026, we acquired the 27.3% remaining TIC interest for $9.6 million, giving us 100% ownership and control of the property.

Modiv Industrial, Inc.
Property Type

(dollars in thousands)(unaudited)

Property Type	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Leasable Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial core, including TIC Interest	39	$32,146	82%	4,173,096	95%
Non-core (1)	3	7,000	18%	205,251	5%
Total	42	$39,146	100%	4,378,347	100%
(1)    Non-core properties include the following:
(a)    our non-core acquisition of a leading KIA retail property located in a prime location in Los Angeles County acquired in January 2022, which was structured as an OP Unit transaction resulting in a favorable equity issuance of $32.8 million represented by 1,312,382 Class C OP Units at a cost basis of $25 per share;
(b)    our 12-year lease with OES executed in January 2023 for one of our legacy assets located in Rancho Cordova, California that includes a purchase option which OES may exercise until December 31, 2026. (We define legacy assets as those that were acquired by different management teams utilizing different investment objectives and underwriting criteria); and
(c)    our legacy property formerly leased to Solar Turbine in San Diego, California that we expect to sell after we complete a parcel split in order to maximize its value.

Modiv Industrial, Inc.
Tenant Industry Diversification

(dollars in thousands)(unaudited)

Industry	Number of Properties (1)	ABR	ABR as a Percentage of Total Portfolio	Leased Area (Square Feet) (1)	Square Feet as a Percentage of Total Portfolio (1)
Infrastructure	17	$9,646	25%	1,217,915	28%
Automotive	3	6,126	16%	501,233	11%
Industrial Products	4	5,682	15%	897,242	21%
Aerospace/Defense	4	5,092	13%	346,046	8%
Government	1	2,697	7%	106,592	2%
Technology	2	2,502	6%	132,601	3%
Metals	4	2,421	6%	419,001	10%
Agriculture/Food Production	1	1,714	4%	216,727	5%
Energy	1	1,506	4%	218,696	5%
Medical	1	687	2%	20,800	1%
Plastics	1	585	1%	148,012	3%
Miscellaneous Manufacturing	1	488	1%	48,589	1%
Total	40	$39,146	100%	4,273,454	98%
(1)     Excludes 104,893 vacant square feet comprised of an industrial property in Saint Paul, Minnesota subject to a purchase and sale agreement and the legacy property formerly leased to Solar Turbines in San Diego, California that we expect to sell after we complete a parcel split in order to maximize its value.

Modiv Industrial, Inc.
Tenant Geographic Diversification

(dollars in thousands)(unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Leasable Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	8	$11,986	31%	442,315	10%
Ohio	6	4,985	13%	1,003,438	23%
Arizona	2	4,174	11%	379,441	9%
Illinois	2	3,487	9%	619,092	14%
Florida	4	2,880	7%	282,499	6%
Pennsylvania	2	2,187	6%	253,646	6%
South Carolina	3	2,168	6%	343,422	8%
Texas	2	1,745	4%	251,583	6%
Minnesota	5	1,717	4%	362,647	8%
North Carolina	2	1,611	4%	134,576	3%
Colorado	3	888	2%	98,994	2%
Utah	1	536	1%	72,498	2%
Michigan	1	518	1%	93,085	2%
New York	1	264	1%	41,111	1%
Total	42	$39,146	100%	4,378,347	100%

Modiv Industrial, Inc.
Lease Expirations

(dollars in thousands)(unaudited)
10 Years and Thereafter Lease Expirations

As of December 31, 2025
Year	Number of Leases Expiring (2)	ABR Expiring	Percentage of ABR Expiring	Cumulative Percentage of ABR Expiring	Leased Area Expiring (Square Feet)(2)	Percentage of Leased Area Expiring (Square Feet )(2)	Cumulative Percentage of Leased Area Expiring (Square Feet)(2)
2026	—	$—	—%	—%	—	—%	—%
2027	1	968	2%	2%	64,637	1%	1%
2028	1	585	1%	3%	148,012	3%	4%
2029	2	1,492	5%	8%	84,714	2%	6%
2030	1	687	2%	10%	20,800	1%	7%
2031	1	1,352	3%	13%	107,419	3%	10%
2032	2	2,948	8%	21%	211,303	5%	15%
2033	1	1,714	4%	25%	216,727	5%	20%
2034 (1)	3	5,568	14%	39%	554,441	13%	33%
2035	—	—	—%	39%	—	—%	33%
Thereafter	28	23,832	61%	100%	2,865,401	65%	98%
Total	40	$39,146	100%		4,273,454	98%
(1)     Includes OES that has a purchase option that can be exercised any time through December 31, 2026 and an early termination option that can be exercised any time on or after December 31, 2028. The exercise of these options was not determined to be probable.
(2)    Excludes 104,893 vacant square feet comprised of an industrial property in Saint Paul, Minnesota subject to a purchase and sale agreement and the legacy property formerly leased to Solar Turbines in San Diego, California that we expect to sell after we complete a parcel split in order to maximize its value.

Modiv Industrial, Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures
In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.
Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, proceeds from the settlement of property-related insurance claims, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, amortization of off-market interest rate derivatives and reduction for accrued interest, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance in the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Adjusted EBITDA
We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses and write-offs of due diligence costs for abandoned pursuits We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.
Net Debt
We define Net Debt as gross debt less cash, cash equivalents, and restricted cash.
Leverage Ratio
We define our “leverage ratio” as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash, cash equivalents, and restricted cash.
Annualized Base Rent (“ABR”)
ABR represents contractual annual base rent for the next 12 months.
Initial Cap Rate
We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.
Weighted Average Cap Rate
We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.